UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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TXCO Resources Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release Monday, February 25, 2008	Contact Information Investors: Roberto R. Thomae (210) 496-5300 ext. 214, bthomae@txco.com Media: Paul Hart (210) 496-5300 ext. 264, pdhart@txco.com

TXCO Resources Receives Director Nominations
From Stockholder

SAN ANTONIO - February 25, 2008 - TXCO Resources Inc. (Nasdaq: TXCO) today announced that it received notice from Third Point Offshore Fund Ltd. nominating three candidates to stand for election as Class A directors of the Company at TXCO’s Annual Meeting of Stockholders. The nominees are Jacob Roorda, Todd Q. Swanson, and Anthony Tripodo.

The Company’s annual meeting is currently scheduled for May 9, 2008. The Company is reviewing the notice of nomination.

“TXCO Resources has a strong independent board. Each of its members has more than 30 years of proven experience. Our board remains confident that our business strategy will continue to build long-term value for our stockholders,” said CEO James E. Sigmon. “Additionally, we have been, and continue to be, sensitive to our stockholders’ concerns. We urge our stockholders to continue to focus on the progress we have made and on the prospects we have created for increasing the long-term value of our Company.”

Important Information
The Company plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement and WHITE proxy card concerning the solicitation of proxies by the Board of Directors in connection with the election of directors and other actions to be taken at the 2008 Annual Meeting of Stockholders. As required by the Securities and Exchange Commission, you are urged to read the proxy statement when it becomes available because it contains important information. After it is filed with the Securities and Exchange Commission, you will be able to obtain the proxy statement free of charge at the Securities and Exchange Commission's website, www.sec.gov. A proxy statement also will be made available for free to any TXCO stockholder who makes a request to TXCO's Corporate Secretary and Vice President-Capital Markets, Roberto R. Thomae, at (210) 496-5300 (ext. 214), or 777 East Sonterra Blvd., Suite 350, San Antonio, Texas 78258.

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The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Stockholders. Information regarding the interests of these persons in connection with the election of directors and other actions to be taken at the 2008 Annual Meeting of Stockholders will be included in any proxy statement filed by TXCO in connection therewith. In addition, TXCO files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Commission’s website at www.sec.gov or from TXCO at www.txco.com.

About TXCO Resources
TXCO Resources, formerly The Exploration Company, is an independent oil and gas enterprise with interests in the Maverick Basin, the onshore Gulf Coast region and the Marfa Basin of Texas, and the Midcontinent region of western Oklahoma. It has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. TXCO’s business strategy is to build stockholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. It accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq’s Global Select Market under the symbol “TXCO.”

Forward-Looking Statements
Statements in this press release that are not historical, including statements regarding TXCO’s or management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to intended litigation strategies and the outcome of legal proceedings. Investors are cautioned that all forward-looking statements involve risks and uncertainty that are beyond TXCO’s ability to control or predict. TXCO undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors is included in TXCO’s annual report on Form 10-K for the year ended Dec. 31, 2006, and its Form 10-Q for the period ended Sept. 30, 2007. These and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO’s Web site at www.txco.com. Copies are available without charge upon request from the Company.